                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-54476

                              MEDIX RESOURCES, INC.
                            SUPPLEMENT TO PROSPECTUS
                              DATED APRIL 17, 2001

      On November 14, 2001, the Company filed a Form 10-Q for its third quarter ending
September 30, 2001.  A copy of the Form 10-Q can be obtained from the Company or from the
SEC, and should be delivered with the Prospectus.  Our net loss for the quarter was
($7,076,000), and at September 30, 2001 we had an accumulated deficit of ($30,499,000 ) and a working capital deficit of ($1,949,000).

      As of the date hereof, RoyCap, Inc. has advanced to the Company $2,700,000 under the
Securities Purchase Agreement, dated December 29, 2000, between the Company and RoyCap,
Inc., as amended.  In connection therewith, we have issued 4,490,376 shares to RoyCap,
Inc., to be sold under the Prospectus, and  $0 principal amount of our convertible promissory note held by RoyCap, Inc. remains outstanding.

                The date of this Supplement is November 14, 2001